UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2017

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2017, the board of directors (the “Board”) of Marrone Bio Innovations, Inc. (the “Company”) approved cash and equity bonus awards for each of the Company’s named executive officers for performance during the fiscal year ended December 31, 2016 based on the recommendation it received from the Compensation Committee of the Board (the “Committee”) to approve such bonus awards. The bonus awards granted to each of Pamela G. Marrone, Ph.D., President and Chief Executive Officer, James B. Boyd, Senior Vice President and Chief Financial Officer, and Linda V. Moore, Senior Vice President, General Counsel and Secretary, have an aggregate value of $43,667, $34,739 and $33,286, respectively, each payable in cash with respect to 25% of the applicable award, and with 75% of the applicable award being made in an equity grant, the form of which has not yet been determined.

The awards were recommended by the Committee under a bonus plan that provided for a target bonus award of approximately 30% of each named executive officer’s base salary, with 70% of the target award based upon the achievement of Company-wide goals and 30% of the target award based upon the achievement of individual goals. The progress of the goals was tracked by the Committee, and the determination of goal achievement (full or partial) was made by the Committee and approved by the Board. Based upon such determinations, Dr. Marrone, Mr. Boyd and Ms. Moore were entitled to approximately 32%, 35% and 40%, respectively, of his or her target bonus.

All other compensation for the named executive officers for the fiscal year ended December 31, 2016 was previously reported by the Company in the Summary Compensation Table beginning on page 7 of the Company’s Amendment No. 1 to its Annual Report on Form 10-K filed on April 24, 2017 (the “10-K Amendment”). As of the filing of the 10-K Amendment, bonus awards for the named executive officers had not been determined and, therefore, were omitted from the Summary Compensation Table included in the 10-K Amendment. Pursuant to Item 5.02(f) of Form 8-K, the cash bonus awards for the named executive officers for the fiscal year ended December 31, 2016 are set forth below together with the other compensation previously reported, and the new total compensation amounts for the fiscal year ended December 31, 2016.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)		OPTION & RSU AWARDS ($)(1)		NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)		ALL OTHER COMPENSATION ($)(3)		TOTAL ($)
Pamela G. Marrone, Ph.D.
President and Chief Executive Officer	2016	300,000	—		88,825	(4)	10,917		10,989		410,731
	2015	300,000	—		—		24,754	(5)	12,306		337,060
	2014	300,000	—		—		—		11,973		311,973
James B. Boyd
Senior Vice President and Chief Financial Officer	2016	250,000	—		319,350	(4)	8,685		10,972		589,007
	2015	248,958	—		—		20,542		10,033		279,533
	2014	202,769	10,000	(7)	1,704,699	(6)	—		1,855		1,919,323
Linda V. Moore
Senior Vice President, General Counsel and Secretary	2016	240,000	—		54,460	(4)	8,322		10,679		313,461
	2015	237,500	—		—		19,674		10,587		267,761
	2014	178,125	—		935,460	(6)	19,372		15,781	(8)	1,148,738

(1)	This column reflects the aggregate grant date fair value of option awards granted to the named executive officers estimated pursuant to FASB ASC 718, Compensation—Share based compensation (ASC 718). Valuation assumptions are described in Note 10 of the Notes to Consolidated Financial Statements included in Part II-Item 8-“Financial Statements and Supplementary Data” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)	This column includes cash amounts paid under the Company’s non-equity incentive award program.
(3)	This column includes the Company’s 401(k) retirement savings plan matching, payment of life insurance premiums, long-term disability and other insurance-related reimbursements unless separately noted.
(4)	The amount for Dr. Marrone represents separate option awards of 166,687 shares and 83,313 shares, each with an exercise price of $0.80, none of which have been exercised. The amount for Mr. Boyd represents separate option awards of 137,463 shares and 12,537 shares, each with an exercise price of $1.23, and 121,114 shares and 78,886 shares, each with an exercise price of $2.34, none of which have been exercised. In addition, Mr. Boyd received 31,250 restricted stock units that were fully vested. These RSUs were immediately converted into common stock. The closing price of the Company’s common stock on the date of conversion was $0.80. The amount for Ms. Moore represents two separate option awards of 84,319 shares and 15,681 shares, each with an exercise price of $1.23, none of which have been exercised.
(5)	Dr. Marrone voluntarily elected to defer payment of her non-equity incentive award for 2015, which has not yet been paid.
(6)	The amount for Mr. Boyd represents two separate option awards of 161,492 shares and 28,508 shares, each with an exercise price of $14.03, none of which have been exercised. The amount for Ms. Moore represents two separate option awards of 73,240 shares and 26,760 shares, each with an exercise price of $14.61, none of which have been exercised.
(7)	Represents a signing bonus.
(8)	In addition, to the items included in Note 3, Ms. Moore’s other compensation for 2014 includes certain reimbursements for relocation expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: May 9, 2017	By:	/s/ Linda V. Moore
Linda V. Moore
Senior Vice President, General Counsel and Secretary